                                 SECURITIES AND EXCHANGE COMMISSION

                                     WASHINGTON, DC.  20549

                                           FORM 8-K

                                       CURRENT REPORT
                           Pursuant to Section 13 or 15(d) of
                           the Securities Exchange Act of 1934

                      Date of Report (Date of earliest event reported):
                                    September 6, 2005

                                   HANCOCK HOLDING COMPANY

                 (Exact name of registrant as specified in its charter)

      Mississippi                 0-13089                  64-0169065
-------------------------    --------------------     -----------------------------
     (State or other            (Commission File         (I.R.S. Employer
     jurisdiction of               Number)                 Identification Number)
     incorporation)

                           One Hancock Plaza, 2510 14th Street,
                               Gulfport, Mississippi                 39501
              ------------------------------------------------------------------
              (Address of principal executive offices)              (Zip code)

                                  (228) 868-4000
              ------------------------------------------------------------------
                        (Registrant's telephone number, including area code)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01. Other Events.  On September 6, 2005, Hancock Holding Company
issued a press release concerning the impact of Hurricane Katrina.  The press release is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

             (c)  Exhibits.

                      99.1   Press Release issued by Hancock Holding Company
                             dated September 6, 2005, headed "Billions in Aid
                             and Investment Bound for Coast"

                                          SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   September 8, 2005

                                     HANCOCK HOLDING COMPANY
                                     (Registrant)

                                     By:   /s/ Paul D. Guichet
                                        --------------------------------
                                           Paul D. Guichet
                                           Vice President
                                           Investor Relations

                         Exhibit 99.1 to Hancock Holding Company Form 8-K

For Immediate Release
---------------------

For More Information:
Michael M. Achary, Sr. VP & Treasurer
225-248-7124 or 985-789-0033 (Cell Phone)

Robert A. "Bob" Seals, Sr. VP & Marketing Director
225.667.7085 or 225.235.6147 (Cell Phone)

Billions In Aid and Investment Bound for Coast

Hancock Bank CEO: "Coast will be rebuilt much better than it was."

BATON ROUGE, La. (September 6, 2005) - The Mississippi Gulf Coast and areas of Louisiana impacted by Hurricane
Katrina will receive unprecedented financial resources for recovery and rebuilding efforts, the CEO of Hancock
Bank said Tuesday.

                                       Hancock Holding Company
                                       Common Dividend Payment
                                         Date September 15

                      Leo W. Seal, Jr., president of Hancock Holding Company,
                      announced today that Hancock's previously announced dividend increase of $.03 per share, or 18%, will be paid on
                      September 15, 2005 to holders of record as of
                      September 6, 2005.  Hancock's quarterly common dividend
                      will increase from $.165 per share to $.195 per share.
                      Hancock reports banking operations are returning
                      to normal status following Hurricane Katrina.

"We are seeing the highest concentration of financial resources in the history of the United States flowing into the Mississippi Gulf Coast, parts of Louisiana and New Orleans," said George Schloegel, CEO of
Hancock Bank, a banking mainstay of the Mississippi Gulf Coast since 1899.

Schloegel, speaking from the bank's temporary operations center in Baton Rouge, said although the devastation and suffering from Hurricane Katrina may be the worst in the nation's history, the financial resources being rallied for re-building are equally historic. Funds for recovery, aid, re-building and new construction will help restore local economies and create jobs.

                                                     - more -

ADD ONE / BILLIONS IN AID

         "President Bush and Congress have committed billions of dollars in recovery funds," Schloegel said.
"(Mississippi) Governor (Haley) Barbour and Legislators have made commitments from the state of Mississippi."

         Schloegel said insurance companies daily are disbursing funds to affected policy-holders which total in the millions of dollars, along with the financial relief dollars coming from FEMA (Federal Emergency Management
Agency), Red Cross, SBA (Small Business Administration), Salvation Army and other organizations.

         "All these dollars are being re-plowed into the local economy along the Coast and this accomplishes the maximum multiplier effect for bolstering consumer and construction industries," he said. "We also have commitments for untold dollars coming from Americans reaching out from across the country, along with major financial commitments from our friends abroad (other countries)."

         Schloegel said the influx of financial assistance will help speed up recovery and rebuilding efforts. He said Hancock Bank, which was forced to move its operations temporarily, has successfully completed its company recovery and has resumed almost normal processing status.

         "We've been through this before when the area was hit by Hurricane Camille," Schloegel said. "Hancock
Bank has been a part of this community throughout its history, and we will help our citizens to overcome this as we have done before."

         Thanks to a company plan for recovering quickly after such an event, Hancock has already re-opened 64 branches that had been affected by the hurricane, including 41 in Louisiana and 23 in Mississippi's hardest-hit areas. The bank re-opened several of its branches almost immediately within 24 hours after the storm and has had facilities open continuously, including on Labor Day.

         Hancock officials are presently contemplating measures to assist customers by granting loan extensions and fee waivers. Schloegel said banking operations are presently focused on assisting customers with critical needs.

         "The Mississippi and Louisiana Coast will be back, thanks to an indomitable spirit among the people who live here," Shloegel said. "The Coast will be rebuilt much better than it was."

About Hancock Bank
Hancock Holding Company (NASDAQ:HBHC) - the parent company of Hancock Bank Mississippi, Hancock Bank of
Louisiana, Hancock Bank of Florida and Magna Insurance Company - has assets of $4.7 billion.  Found in 1899,
Hancock Bank consistently ranks among America's strongest, safest, financial institutions.  Hancock Bank operates
103 full-service offices and more than 130 automated teller machines throughout South Mississippi, Louisiana, and the Florida Panhandle, as well as subsidiaries Hancock Investment Services, Inc.  Hancock Insurance Agency, Ross
King Walker, J. Everett Eaves and Harrison Finance Company.